OPTIMIZERx Corporation 400 Water Street, Suite 200 Rochester, MI 48307 Phone: 248.651.6568 Fax: 248.453.5529 http:// www.optimizerxcorp.com / OPTIMIZERx Corporation (symbol OPRX) David Harrell, Chairman & CEO H. David Lester, COO Rx

SAFE HARBOR : This presentation contains forward - looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward - looking statements should not be used to make an investment decision . The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward - looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward - looking statements, whether because of new information, future events, or otherwise. Forward - looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward - looking statements. The risks and uncertainties to which forward - looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

2

$350 Billion U.S. Pharma Market Place: Disarray!

3

Pharma eyes EHR for engaging with docs At a recent MM&M Leadership Exchange, participants were ready to declare that the great digital channel shake - up may have reached its peak... According to Levy, it may be time for marketers to stop looking at the phone, tablet or " phablet " as the Holy Grail of physician engagement. “Pharma brand managers need to move where their audience does. Their next frontier: the EHR .” “ EHRs will become the dominant context for physicians,” said Craig DeLarge , global leader, multi - channel marketing strategy and innovation, Merck. “We've been slow to internalize the idea and engage in the EHR format .” Because the EHR is the center of physician workflow, accompanying e - prescribing data with the right information should be the new thrust for HCP engagement.

4

What do Physicians Want from Pharma in their EHR?

5

Discovering new promotional strategies to ? Rx drive more new prescriptions and refills for your brands ERx at most important time: point of ePrescribe EHR within hundreds of leading EHRs & health systems

6

Consulting Ɣ Coordinating Ɣ Connecting you to more physicians & patients electronic pathways 250,000 Healthcare Providers at point of eRx !

7

“80 percent of physicians polled were either " more likely“ or "much more likely" to prescribe a drug with a co - pay card.” 5 Atlantic Information Services, Inc., (AIS):. April 26, 2012 “First , measures for improving adherence must address financial barriers, especially the copayments that patients must make for medications .” NEJM, April 2010 The most Proven & Effective eCoupon Platform. Period Creators of eCoupon with Patented Technology ● Largest Network Reach ● Most Advanced Targeting & Reporting

8

SampleMD : Our primary p roduct offering • SampleMD is a software platform that allows pharmaceutical and other interested companies to replace drug samples by automating co - pay savings and sample voucher offers directly in the doctor’s electronic prescribing workflow. • Doctors are able to offer patients sample vouchers or coupons on - site at the time of prescription , making it easy and simple to use. • Coupon info is printed & automatically sent to pharmacy with eRx • SampleMD is paid average of $4 - $5 by the manufacturer each time an eCoupon or eVoucher is automatically distributed to a patient. SampleMD: Our pirmary product platform makes drug samples obsolete

9

SampleMD is attractive to all stakeholders • Pharma : Provides access to prescribers and patients at the point of prescription, the most critical moment in the prescription chain • Doctors : Provides information regarding drugs and the financial assistance available to patients, allowing doctors to choose their preferred drug while maintaining adherence • EHR/EMRs : Provides low - cost incremental revenue for systems already in place • Patients : Provides overall lower cost of prescriptions, improving adherence and outcomes

10

Model offers Huge Scalability following just eRx Trends! • Through Major Government Incentives, Healthcare providers have moved to EHRs, with over 80% of them now ePrescribing • By 2016, an estimated 2 billion prescriptions will be electronically sent per year and growing thereafter

11

OPTIMIZERx’s can deliver your brands patient education at Point of Care! The most Effective ePatient Ed Delivery Delivered at Point of Prescribe ● Leading Partners ● Future Sponsorship at Point of Diagnosis & Patient Portals

12

Real Time Tracking of Your Success in generating Rxs ! OPTIMIZERx’s Dashboard can measure and further OPTIMIZE your learnings and go forward success!

13

Patented Automated Delivery of the Right Support Based on Physician and Patient Segmentation via our Proprietary Rule Based Tracking System Should a specialist in have the same product message/support as a Primary care provider? Should a first time patient in California get the same savings & educational support as an existing patient in Michigan?

14

Targeted Product Information & Messaging Delivered at Point of Prescribe ● Leading Partners ● Future Sponsorship at Point of Diagnosis & Patient Portals

15

Requesting Drug Samples & Drug Rep Is simply a click away! Increasing Rep Access can be just a click away… Doctor can pick available times ● Request Samples and Product Information ● Allows for efficient use of Rep time

16

Proven Success! We have launched and managed over 100 brand programs from development through MLR to generating million of eRxs

17

Maintain our Consumer Website for future growth The Company's consumer support website, www.OPTIMIZERx.com has a permanent subscriber base exceeding 2.5 million patients. Although this is not a primary focus, Monetizing this asset and building a mobile application will be a future focus.

18

SampleMD Core eCoupon Business Usage Metrics Jan 2010 – Sept 2013

19

OPRX QUARTERLY REVENUE
2010 Revenue
$71,065
2011 Revenue
$1,111,520
2012
Revenue
$2,048,699
Estimated 2013 Revenue
$4,600,000
$1,283
$16,720
$40,676
$12,386
$393,843
$200,174
$191,593
$325,910
$329,403
$515,423
$453,154
$750,719
$669,290
$1,104,087
$1,373,029
$1,547,809
1Q2010
2Q2010
3Q2010
4Q2010
1Q2011
2Q2011
3Q2011
4Q2011
1Q2012
2Q2012
3Q2012
4Q2012
1Q2013
2Q2013
3Q2013
4Q2013